FACILITATION AGREEMENT

This AGREEMENT, entered into this 13 day of March, 2013, between Life Stem Genetics, Inc., a company incorporated in South Dakota, USA (the "Company"), and Prince Marketing Group Limited, a company incorporated in Belize (the "Facilitator").

RECITALS:

A. The Facilitator and its representatives provided the Company with the opportunity to create and establish Stem Cell Therapy Clinics.

B. The Facilitator and its representatives arranged a Consulting contract with a prominent stem cell therapist to act as a professional consultant to work with and on behalf of the Company to help it establish Stem Cell Therapy Clinics

C. The Facilitator and its representatives were instrumental in setting up and organizing basic business structures and tools for the Company, including the creation of the Company's website deemed critical for the success of the Company.

D. It was understood and agreed that the Facilitator would receive Company shares and Royalty payments on stem cell therapy treatments as consideration from the Company for the facilitation services they have provided.

E. The parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the agreement between the Facilitator and the Company.

THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Facilitator as follows:

1. **Share Consideration**:

   a) The Company agrees to issue to the Facilitator one hundred thousand (100,000) common voting shares (the "**Shares**") at a deemed per share price of $0.10.

   b) The Company undertakes that the Shares will be issued and delivered to the Facilitator forthwith upon execution of this Agreement and in any event no later than fourteen days from the execution of this Agreement.

2. **Royalty Consideration:**

a) The Company will pay to the Facilitator a Royalty equal to three percent (3%) of the gross revenue it receives from providing and performing stem cell therapy treatments (the "Royalty"), including but not limited to all stem cell therapy treatments provided by the Company, employees of the Company, affiliates or

subisidiaries of the Company, joint venture partners, franchisees or individuals, or companies or individules doing business with the Company by any other business arrangement with the Company whereby the Company recieves payment for stem cell therapy treatments from them.

b) Royalty Payments will be calculated and paid on a quarterly basis. The first quarter is April 1, 2013 through June 30, 2013.

c) Within fourteen days from the end of each quarter the Company will provide the Facilitator with an accounting of gross revenues earned from stem cell therapy treatments for the past quarter together with the Royalty payment due to the Facilitator.

d) The Royalty payment will be paid by cheque, bank transfer or as otherwise instructed by the Facilitator.

e) The Royalty payment shall be payable for a term of ninety (90) years commencing on April 1, 2013.

3. **Amendment**: This Agreement may be amended or cancelled by mutual agreement of the parties without the consent of any other person.

4. **Notices:** Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the Company at its principal executive offices or to the Facilitator at the last address filed by it in writing with the Company, as the case may be.

5. **Assignment:** The Facilitator may assign this Agreement to a third party, provided however such assignee shall not be involved in a business in completion with the Company, and provided further that such Assignee shall be bound by all the terms of this Agreement.

6. **Successors:** This Agreement shall be binding upon, the Company and the Facilitator and their successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company or Facilitator's assets and business.

7. **Applicable Law** The provisions of this Agreement shall be construed in accordance with the laws of the State of South Dakota.

8. **Severability:** If any clause in this Agreement is unenforceable at law it shall be severed from the Agreement without affecting the legal enforceability of the surviving clauses.

9. **Counterparts** The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

IN WITNESS WHEREOF, the the Company and the Facilitator have caused these presents to be executed as of the day and year first above written.

Prince Marketing Group Limited

By: ______________________________
Its: Duly Authorized Representative

Life Stem Genetics, Inc.

By: ______________________________
Its: Duly Authorized Representative